SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-07138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA	30318
(Address of principal executive offices)	(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 26, 2012, Cagle’s, Inc. and its wholly owned subsidiary Cagle’s Farms, Inc. (the “Company”) entered into a letter agreement substituting new Sale Transaction Benchmarks under  the Debtor in Possession Credit and Security Agreement signed October 24, 2011 and amended by the First Amendment to Debtor in Possession Credit and Security Agreement on November 23, 2011, and by a previous letter agreement dated December 22, 2011 (the “Agreement”) with AgSouth Farm Credit, ACA, an agricultural credit association (the “Lender”).

The original Debtor in Possession Credit and Security Agreement defined the requirements for an acceptable reorganization plan.  The First Amendment to Debtor in Possession Credit and Security Agreement also required the Company to initiate a process to sell a significant portion or substantially all of the Company’s assets in 90 days and to meet certain progress benchmarks in connection with such sale.  The December 22, 2011 letter agreement extended the benchmarks.

This letter agreement dated January 26, 2012, extends until February 17, 2012, the deadline for executing a Sale Transaction Agreement covering substantially all, or a significant portion of, the Company’s assets.  The deadline for Bankruptcy Court approval of the Sale Transaction Agreement is extended until March 12, 2012, and the deadline for the Sale Transaction itself is extended until March 22, 2012.

No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: February 1, 2012

By:	/s/ Harry C. Woodring
Harry C. Woodring
Chief Financial Officer